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                    TLC BEATRICE INTERNATIONAL HOLDINGS, INC.

                              LIST OF SUBSIDIARIES

                                                                                  STATE OR COUNTRY
                CORPORATE NAME                                                    OF INCORPORATION
                ---------------                                                   -----------------
TLC Beatrice International Finance, Inc.                                               Delaware
TLC Beatrice International Acquisition I, Inc.                                         Delaware
        BCI Beatrice Worldwide, Inc.                                                   Delaware
               B.F. Finanziaria S.p.A. (98.4% owned)                                   Italy
               Beatrice Worldwide, Inc. (43.88% owned)                                 Delaware
               Beatrichol S.A. (43.3% owned)                                           Spain
               Bireley's California Orange (Thailand) Co. Ltd. (87.9% owned)           Thailand
               TLC Franprix, Inc.                                                      Delaware
                      B.F. Finanziaria S.p.A. (1.6% owned)                             Italy
               Helados La Menorquina S.A. (65% owned)                                  Spain
                      Gelados La Menorquina, Limitada                                  Portugal
               Interglas S.A. (65% owned)                                              Spain
                      Helados Canarios S.A.                                            Spain
               Mantecados Payco, Inc.                                                  Delaware
               Sunco N.V. (60% owned)                                                  Belgium
                      Saint Alban Boissons, S.A. (25% owned)                           France
                      WISUCO, N.V. (50% owned)                                         Belgium
        BCI Conservia Campofrio, Inc.                                                  Delaware
               Beatrice Worldwide, Inc. (35.71% owned)                                 Delaware
        Beatrice Worldwide, Inc. (20.41% owned)                                        Delaware
               Sunco N.V. (20% owned)                                                  Belgium
        FD International Holdings, Inc.                                                Delaware
        Geimex Holdings, Inc.                                                          Delaware
TLC Beatrice International Acquisition II, Inc.                                        Delaware
        TLC Beatrice International Holdings France S.A.                                France
               Beatrice International Food (France) S.A.                               France
                           *Minimarche Group (74% owned)                               France
                      Boucheries de France S.A.R.L. (74% owned)                        France
                      Boucheries de L'lle de France S.A.R.L. (74% owned)               France
                      Boucheries de la Region Parisienne S.A.R.L. (74% owned)          France
               Boissons du Monde - H.P. S.A.                                           France
               Distribution Leader Price S.A. (51% owned)                              France
               Etablissements Baud S.A. (97% owned)                                    France
               International Foods (Paris) S.A.                                        France
                           *Retail Leader Price Group (51% owned)                      France
                           *Leadis Group (51% owned)                                   France
                      RLP Investissement S.A. (51% owned)                              France
                                  *RLP Investment Group                                France
                                   *Distrileader Group                                 France
               Sedipro S.A. (97% owned)                                                France
               Societe Generale de Logistique S.A. (51% owned)                         France

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*See attached schedule for listing of Minimarche, Retail Leader Price, Leadis,
Distrileader and RLP Investment Group companies.
Note:  Ownership is 100% unless otherwise noted.



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

TLC Beatrice International Irish Holdings, Ltd.                                        Ireland
        Tayto, Ltd. (97.4 % owned)                                                     Ireland
               Eurosnax International Ltd.                                             Ireland
               Eurosnax (U.K.) Ltd.                                                    United Kingdom
               King Foods Ltd.                                                         Ireland
                      King Foods (Export) Ltd. (97.4% owned)                           Ireland
               King Kandy Ltd.                                                         Ireland
               King Snacks Ltd.                                                        Northern Ireland
               Potato Distributors Ltd.                                                Ireland
               Sooner Foods (Ireland) Ltd.                                             Ireland
TLC Beatrice International Netherlands Holdings, B.V.                                  Netherlands
        Beatrice Nederland B.V.                                                        Netherlands
               Hannah Beheer B.V.                                                      Netherlands
               Frisdranken Industrie Winters B.V.                                      Netherlands
                      Boissons St. Alban, S.A. (75% owned)                             France
                       Bronwater Import Kantoor Eindhoven B.V.                         Netherlands
                      Atlantik GmbH                                                    Germany
                      WISUCO, N.V. (50% owned)                                         Belgium
               Beatrichol S.A. (49.2% owned)
TLC Transport, Inc.                                                                    Delaware
TLC Transport International, Inc.                                                      Delaware

MIMIMARCHE GROUP
        Mimimarche Haut de Seine S.A.R.L.
        Mimimarche Essonne S.A.R.L.
               Societe Parisienne de Supermarches S.A.
        Minimarche Marne S.N.C.
        Minimarche Paris S.N.C.
               Ste. Orteaux  S.A.R.L. (51% owned)
        Minimarche Seine et Marne S.A.R.L.
        Minimarche Seine St. Denis S.A.R.L.
                Ste. De Magasins Economiques Houilles Orsay S.A.
        Minimarche Val d'Oise S.N.C.
        Minimarche Val de Marne, S.A.R.L.
               Paris Libre Service S.AR.L.
        Minimarche Yvelines S.A.R.L.
        Societe de Dist. D'ile de France S.A.R.L.
        Societe de Dist. Parisienne S.A.R.L.
               Sogicrimee S.A.R.L.
        Societe de Gestion De Supermarches S.A.R.L.
                Parmentlier Alimentaire S.A.R.L.
        Soceite de Supermarches Moulin Chennevieres S.N.C.
        Superette Ile de France S.A.R.L.
        Superette Paris S.N.C.
        Superette Seine et Marne S.A.R.L.
        Superette Seine St. Denis S.A.R.L.
        Superette Yvelines S.A.R.L.
        Gecoma S.N.C.
        Republique Alimentaire S.A.R.L.
        Versailles Distribution S.A.R.L.
               PA Gestion S.A.R.L.


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                      Annessimes S.N.C.
                      Laurry Distribution S.N.C

RETAIL LEADER PRICE GROUP

        Abisko S.A.R.L.
        Frais Discount Service S.A.R.L.
        Leader Price Alsace-Lorraine S.N.C.
        Leader Price Artois S.A.R.L.
        Leader Price Bassin Parisienne S.N.C.
        Leader Price Brie S.N.C.
        Leader Price Champagne S.N.C.
        Leader Price Est. S.N.C.
        Leader Price Francilienne S.N.C.
        Leader Price Grand Est. S.N.C
        Leader Price Ile de France S.A.R.L.
        Leader Price Lorraine S.A.R.L.
        Leader Price Lutece S.N.C.
        Leader Price Nord S.N.C.
        Leader Price Normandie S.N.C.
        Leader Price Ouest S.A.R.L.
        Leader Price Paris S.A.R.L.
        Leader Price Paris Est. S.N.C.
        Leader Price Paris Sud S.N.C.
        Leader Price Pays De Loire S.N.C.
        Leader Price Picardie S.N.C.
        Leader Price Region Parisienne S.A.R.L.
        Leader Price Sud S.A.R.L.
        Leader Price Val de Loire S.N.C.
        Leader Price Val de Seine S.A.R.L.
               Suresnes Distribution S.A.
        RLP Gestion S.N.C.

LEADIS GROUP

        Lecourbe Disribution S.A.R.L.
        Leadis Armor S.N.C.
        Leadis Bretagne S.N.C.
        Leadis Francile Nord S.N.C.
        Leadis Normandy S.N.C.
        Leadis Ile De France S.N.C.
        Leadis Ouest S.N.C.
        Leadis Paris Sud S.N.C.

RLP INVESTMENT GROUP

        Bas Rhin Distribution S.A.R.L. (26% owned)
        Bladis H.D. S.A.R.L. (26% owned)
        Blafind S.A.R.L. (26% owned)
        Bonneuil Discount S.A.R.L. (51% owned)
        Bouscadis H.D. S.A.R.L. (26% owned)
        CA Distribution S.A.R.L. (26% owned)
        Clignancourt Discount S.A. (51% owned)
        Casteleader S.A. (34% owned)


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        Di Dax S.A. (34% owned)
        Disfrais S.A.R.L. (26% owned)
        Districoq S.A.R.L. (26% owned)
        Distrimar S.A. (34% owned)
        Epinay Discount S.A.R.L. (51% owned)
        Financiere du Cers S.A.R.L.(26% owned)
        Franche Comte Distribution S.A.R.L. (26% owned)
        Fabas Distribution S.A. (34% owned)
               Fleurance Distribution S.A.
        Ferlead S.A.R.L. (51% owned)
        Fumedis H.D. S.A.R.L. (26% owned)
        Jondis H.D. S.A.R.L. (26% owned)
        Juan Leader S.A.R.L. (49% owned)
        Lattes Discount S.A.R.L. (26% owned)
        Leader Price Arcueil S.A.R.L. (51% owned)
        Leader Price Charenton S.A.R.L. (51% owned)
        Leader Price Choisy S.A.R.L. (51% owned)
        Leader Price Mougins S.A.R.L. (49% owned)
        Leader Price Super Charonne S.A.R.L. (51% owned)
        Leader Distribution Saone S.A.R.L. (26% owned)
        Leader Distribution Essonne S.A.R.L. (26% owned)
        Ste. Malemortaise de Distribution S.A.R.L. (26% owned)
        Millau Discount S.A.R.L. (26% owned)
        Montauban Discount S.A.R.L. (26% owned)
        Montaub S.A.R.L. (26% owned)
        Palaidis S.A. (51% owned)
               SCI Palim S.C.I.
        Pavidas S.A. (34% owned)
        Romainville Discount S.A. (51% owned)
        S.D.J. Distribution S.A.R.L. (26% owned)
        Sobay H.D. S.A.R.L. (26% owned)
        Sobepal H.D. S.A. (34% owned)
        Sobo H.D. S.A. (34% owned)
        Socar S.A.R.L.  (26% owned)
        Sodan H.D. S.A.R.L. (26% owned)
        Sodanor S.A.R.L. (26% owned)
        Sodias S.A. (34% owned)
        Sodip S.A.R.L. (26% owned)
        Sodipa H.D. S.A. (34% owned)
        Sodito S.A.R.L. (26% owned)
        Sogir H.D. S.A.R.L.(26% owned)
        Solandes H.D. S.A.R.L (26% owned)
        Soliac H.D. S.A.R.L. (26% owned)
        Solibou H.D. S.A.R.L. (26% owned)
        Somedard H.D. S.A.R.L. (26% owned)
        Somur H.D. S.A.R.L. (26% owned)
        Sopa H.D. S.A. (34% owned)
        Sopor H.D. S.A.R.L. (26% owned)
        Sorfind S.A.R.L. (26% owned)
        Sotarn H.D. S.A.R.L. (26% owned)
        Soville H.D. S.A.R.L. (26% owned)
        Ste. de Distribution de St. Ouen S.A.R.L. (74% owned)
        Ste. de Magasins Eonomiques de Meudon S.A.R.L. (51% owned) Supermarche Drancy S.A. (51% owned)



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        Villette Discount S.A. (51% owned)

DISTRILEADER GROUP

        Bertanne S.A. (51% owned)
        Distrileader Allier S.A.R.L. (51% owned)
        Distrileader Auvergne S.A.R.L. (51% owned)
        Distrileader Centre Est. S.A.R.L (51% owned)
        Distrileader Loire S.A.R.L.  (51% owned)
        Distrileader Nord Centre S.A.R.L. (51% owned)
        Distrileader Rhone S.A.R.L. (51% owned)
        Distileader Savoie S.A.R.L.  (51% owned)
        Distrileader Sud S.A.R.L.  (51% owned)
        Distrileader Sud Est. S.A.R.L.  (51% owned)
        Distrileader Var S.A.R.L.(51% owned)
        HD Avignon S.A.R.L.  (51% owned)
        Lecogest S.A.R.L. (50.2% owned)